Exhibit 2(g)

                                    GUARANTY


                  GUARANTY dated as of June 17, 1996, by MEDIWARE INFORMATION SYSTEMS, INC., a New York corporation (the "Guarantor"), in favor of CONTINENTAL HEALTHCARE SYSTEMS, INC., a Delaware corporation, as payee ("Continental") under the Secured Promissory Note dated the date hereof by DIGIMEDICS CORPORATION, a California corporation wholly-owned by Guarantor (the "Debtor"), to the order of Continental in the face principal amount of $6,000,000 (as amended, modified or supplemented from time to time in accordance with its terms the "Note").
Capitalized terms used and not otherwise defined herein have the meanings attributed thereto in the Note.

                  WHEREAS, Continental, Information Handling Services Group, Inc. and Debtor are parties to an Asset Purchase Agreement dated the date hereof which contemplates the issuance by Debtor of the Note as partial payment of the Purchase Price;

                  WHEREAS, it is a condition precedent to the effectiveness of the Purchase Agreement that Guarantor issue a Guaranty in the form hereof; and

                  WHEREAS, Guarantor shall also on the date hereof pledge all of the issued and outstanding stock of Debtor to Continental pursuant to a Pledge Agreement in order to secure Guarantor's obligations hereunder.

                  NOW THEREFORE, in consideration of the premises and in order to induce Continental to accept the Note as partial payment of the Purchase Price, the Guarantor hereby agrees as follows:

                  Section 1. Guaranty. The Guarantor hereby irrevocably and unconditionally guarantees the punctual payment when due, whether at stated maturity, acceleration or otherwise, and the punctual performance, of all present and future obligations of the Debtor under the Note and the other Loan Documents and all obligations of the Guarantor at any time and from time to time under the Pledge Agreement and the other Loan Documents (the foregoing being herein referred to as the "Guaranteed Obligations"); provided, however, that anything to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall not exceed an amount equal to the largest amount that would not render the Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any equivalent provision of the law of any state.



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                  Section  2.   Waiver.   The   Guarantor   hereby   absolutely,
unconditionally  and irrevocably waives, to the fullest extent permitted by law,
(i) promptness, diligence, notice of acceptance and any other notice with respect to this Guaranty, (ii) presentment, demand of payment, protest, notice of dishonor or nonpayment and any other notice with respect to the Guaranteed Obligations, (iii) any requirement that Continental protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Debtor or any other person or any Collateral, and (iv) any other action, event or precondition to the enforcement of this Guaranty or the performance by the Guarantor of the obligations hereunder.

                  Section 3. Guaranty Absolute. (a) The Guarantor guarantees that, to the fullest extent permitted by law, the Guaranteed Obligations will be paid or performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Continental with respect thereto.

                  (b) No invalidity, irregularity, voidability, voidness or unenforceability of the Note or any other Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty.

                  (c) This Guaranty is one of payment and performance, not collection, and the obligations of the Guarantor under this Guaranty are independent of the obligations of the Debtor, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Debtor or whether the Debtor is joined in any such action or actions.

                  (d) The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                           (i) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, renewal or alteration of, any obligation of Debtor, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any other amendment or waiver of or any consent to departure from the Note or any other Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Debtor or any of its Subsidiaries or otherwise;

                           (ii)  any   sale,   exchange,   release,   surrender,
         realization upon any property by whomsoever at any time pledged (including, without limitation, pursuant to the Pledge Agreement) or mortgaged to secure, or howsoever securing, all or


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         any of the Guaranteed Obligations,  and/or any offset thereagainst,  or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Guaranteed Obligations;

                           (iii) any exercise or failure to exercise any rights against the Debtor or others (including the Guarantor);

                           (iv) any settlement or compromise of any obligation of any Loan Party under any Loan Document, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of the Debtor to creditors of the Debtor other than the Guarantor;

                           (v) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other assets of the Debtor or any of its Subsidiaries;

                           (vi) any change, restructuring or termination of the existence of the Debtor or any of its Subsidiaries; or

                           (vii) any other agreements or circumstance of any nature whatsoever which might otherwise constitute a defense available to, or a discharge of, this Guaranty and/or obligations of the Guarantor hereunder, or a defense to, or discharge of, the Debtor or any other person or party relating to this Guaranty or the obligations of the Guarantor hereunder or otherwise with respect to the Note or other financial accommodations to the Debtor.

                  (e) Continental may at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the Guarantor, and without incurring responsibility to the Guarantor or impairing or releasing the obligations of the Guarantor hereunder, apply any sums by whomsoever paid or howsoever realized to any Guaranteed Obligation regardless of what Guaranteed Obligations remain unpaid.

                  (f) This Guaranty shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Continental for repayment or recovery of any amount or amounts received by Continental in payment or on account of any of the


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Guaranteed  Obligations  and  Continental  repays all or part of said  amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Continental or the respective property of each, or any settlement or compromise of any such claim effected by Continental with any such claimant (including the Debtor), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any note (including the Note) or other instrument evidencing any Obligation, and the Guarantor shall be and remain liable to Continental hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Continental.

                  Section 4. Continuing Guaranty. This Guaranty is a continuing one and shall (i) remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Continental and its successors and assigns and any person to whom Continental may transfer the Note and its rights hereunder. All obligations to which this Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

                  Section 5. Representations, Warranties and Covenants.

                  I. The Guarantor hereby represents and warrants to Continental that:

                  (a) The Guarantor has the corporate power to execute and deliver this Guaranty and to incur and perform its obligations hereunder;

                  (b) The Guarantor has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty and to incur and perform its obligations hereunder;

                  (c) No consent, approval, authorization or other action by, and no notice to or of, or declaration or filing with, any governmental or other public body, or any other Person, is required for the due authorization, execution, delivery and performance by the Guarantor of this Guaranty or the consummation of the transactions contemplated hereby;

                  (d) The execution, delivery and performance by the Guarantor of this Guaranty do not and will not violate or otherwise conflict with any material term or provision of any material agreement, instrument, judgment, decree, order or any statute, rule or governmental regulation applicable to the Guarantor or result


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         in the  creation  of any Lien  upon  any of its  properties  or  assets pursuant thereto;

                  (e) This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, and is enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

                  (f) No proceeding referred to in Section 7.1 (d) or (e) of the
         Note is pending against the Guarantor and no other event referred to in such Section 7.1 has occurred and is continuing, and the property of the Guarantor is not subject to any assignment for the benefit of creditors;

                  II. Guarantor covenants and agrees with Continental that, so long as this Guaranty shall remain in effect and any Guaranteed Obligation shall be unpaid, it will:

                  (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence;

                  (b) Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default unless the validity or amount thereof is being contested in good faith by appropriate proceedings and the Guarantor has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principals;

                  (c) Upon knowledge by Guarantor, give prompt written notice of the following:

                  (i) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the loan under the Note, or invalidating, or having the effect of invalidating, any provision of the Note or any of other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

                  (ii) the filing or commencement of any action, suit or proceeding against the Guarantor or any other Loan Party, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental

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         agency  or  authority,  which  is  brought  by  or  on  behalf  of  any governmental agency or authority, or in which injunctive or other equitable relief is sought and such relief, if obtained, would materially impair the right or ability of any Loan Party to perform its obligations under this Guaranty or the other Loan Documents; and

                  (iii) any Event of Default or event or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

                  (d) Cause to be delivered to Continental the information required under Section 5.4 of the Note.

                  III. Guarantor covenants and agrees with Continental that, so long as this Guaranty shall remain in effect and any Guaranteed Obligation shall be unpaid, it will not:

                  (a) Incur, create, assume or permit to exist any Lien or other encumbrance of any kind or nature on any of its property or assets including, without limitation, the Collateral, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except (i) Liens and encumbrances created in favor of Continental as contemplated by the Note and the Security Documents, and (ii) Permitted Liens;

                  (b) Incur, create, assume or permit to exist any indebtedness for borrowed money other than (i) indebtedness incurred hereunder, (ii) indebtedness to trade creditors incurred in the ordinary course of business,
(iii) indebtedness pursuant to a Refinancing, (iv) unsecured indebtedness subordinated on terms reasonably acceptable to Continental the proceeds of which are used to repay the obligations under the Note, (v) unsecured indebtedness for working capital not to exceed $1,000,000 at any time outstanding, (vii) unsecured indebtedness in addition to that specified in clause (v) not less than 50 percent of which is used to immediately repay amounts outstanding under the Note and (vii) indebtedness listed on Schedule I hereto;

                  (c) (i) Declare or pay, directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock, (ii) directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose, (iii) or make any principal


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payment  or  prepayment  on  account  of, or  purchase,  redeem or  defease  any indebtedness for borrowed money or make any payment of interest thereon other than (a) prepayments and payments permitted or required hereunder and (b) payments to certain holders of promissory notes listed on Schedule I hereto (other than any such holder who is party to the Subordination Agreement of even date herewith with Continental, who at any time becomes party to a subordination or other agreement with Continental or who otherwise agrees to extend the time for payment under such promissory note until after the Note is repaid), or (iv) agree to do any of the foregoing, or permit any Subsidiary to do any of the foregoing or agree to do any of the foregoing;

                  (d) Consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) all or any part of its properties or assets (whether now owned or hereafter acquired) other than inventory in the ordinary course of business or permit another person to merge into it, or acquire any stock or assets of any other person;

                  (e) Own, purchase or acquire any stock, obligations, assets or securities of, or any interest in, or make any capital contribution or loan or advance of money, credit or property to, any other person, or make any other investments whatsoever in excess of $100,000 in the aggregate for all of the foregoing during the term of this Guaranty, except that the Guarantor may make capital contributions, loans, advances and other investments in and to the Debtor and may purchase (a) certificates of deposit in dollars of any commercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $1,000,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Corporation or Moody's Investor Service, Inc., (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States, (c) investments in money market mutual funds having assets in excess of $2,500,000,000, (d) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investor Service, Inc. (e) federally tax exempt securities rated A or better by either Standard & Poor's Corporation or Moody's Investor Service, Inc., and (f) assets with the stock of the Guarantor;

                  (f) Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the obligations of any other person, except the indorsement for collection or collections for deposit and other guarantees issued in the ordinary course of business; or

                  (g) Create any Subsidiaries which have a net worth at any time in excess of $5,000.


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                  Section 6. Expenses.  The Guarantor will upon demand reimburse
Continental for any sums, costs, and expenses which Continental may pay or incur in defending, protecting or enforcing this Guaranty or in enforcing payment of the Guaranteed Obligations or otherwise in connection with the provisions
hereof,   including  court  costs,  collection  charges,  travel  expenses,  and reasonable  attorneys'  fees,  together  with  interest  thereon as specified in
Section 12 hereof.

                  Section 7. Terms. (a) All terms defined in the UCC and used herein shall have the meanings as defined in the UCC, unless the context otherwise requires.

                  (b) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                  (c) All references herein to Sections and subsections shall be deemed to be references to Sections and subsections of this Guaranty unless the context shall otherwise require.

                  Section 8. Amendments and Modification. No provision hereof shall be modified, altered or limited except by written instrument expressly referring to this Guaranty and to such provision, and executed by the party to be charged.

                  Section 9. Waiver of Subrogation Rights. The Guarantor hereby waives and releases any and all rights and claims it may now or hereafter have or acquire against the Debtor that would constitute it a "creditor" of the
Debtor for purposes of the Federal Bankruptcy Code, including all rights of subrogation against the Debtor and its property and all rights of indemnification, contribution and reimbursement from the Debtor and its property, regardless of whether such rights arise in connection with this Guaranty, by operation of law, pursuant to contract or otherwise.

                  Section 10. Remedies Upon Default; Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, Continental may, without notice to or demand upon the Debtor or the Guarantor, declare any Guaranteed Obligations immediately due and payable, and shall be entitled to enforce the obligations of the Guarantor hereunder.

                  Section 11. Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Debtor or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against Continental shall


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have commenced to run, toll the running of such statute of  limitations  and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

                  Section 12. Interest. All amounts payable from time to time by the Guarantor hereunder shall bear interest at the Default Rate.

                  Section 13. Rights and Remedies Not Waived. No act, omission or delay by Continental shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Continental of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

                  Section 14. Admissibility of Guaranty. The Guarantor agrees that any copy of this Guaranty signed by the Guarantor and transmitted by telecopier for delivery to Continental shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

                  Section 15. Notices. All notices, requests and demands to or upon Continental or the Guarantor under this Guaranty shall be in writing and given as provided in the Note (with respect to the Guarantor, to the address of the Debtor as set forth in the Note).

                  Section 16. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

                  Section 17. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; ETC. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (i) TRIAL BY JURY, (ii) TO THE EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF


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ANY SUCH ACTION OR PROCEEDING  IN SUCH  RESPECTIVE  JURISDICTIONS  AND (iii) THE
RIGHT TO INTERPOSE ANY SET-OFF, COUNTERCLAIM OR CROSS-CLAIM (UNLESS SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION).

                  (b) The Guarantor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Guarantor at its address determined pursuant to Section 15 hereof.

                  (c) Nothing  herein shall affect the right of  Continental  to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

                  (d) The Guarantor hereby waives presentment, notice of dishonor and protests of all instruments included in or evidencing any of the Guaranteed Obligations, and any and all other notices and demands whatsoever (except as expressly provided herein).

                  Section 18. GOVERNING LAW. THIS GUARANTY AND THE GUARANTEED OBLIGATIONS SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.


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                  Section 19.  Captions;  Separability.  (a) The captions of the
Sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

                  (b) If any term of this Guaranty shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

                  Section  20.   Acknowledgment   of  Receipt.   The   Guarantor
acknowledges receipt of a copy of this Guaranty and each of the Loan Documents.


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                  IN WITNESS WHEREOF,  the Guarantor has duly executed or caused this Guaranty to be duly executed in the State of New York as of the date first above set forth.

                                       MEDIWARE INFORMATION SYSTEMS, INC.



                                       By: /s/ Lawrence Auriana
                                           _____________________________
                                           Name:  Lawrence Auriana
                                           Title: Secretary



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